                                   EXHIBIT 23

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into all Registration Statements on Form 10-K of Coddle Creek Financial Corp. of our report dated January 18, 2002, relating to the consolidated statements of financial condition of Coddle Creek Financial Corp. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2001.


/s/ McGladrey & Pullen, LLP
---------------------------
Charlotte, North Carolina
March 27, 2001